EXHIBIT 8.1
June 11, 2007
WFN Credit Company, LLC
220 West Schrock Road
Westerville, Ohio 43801

Re:	WFN Credit Company, LLC Registration Statement on Form S-3
We have acted as special counsel for WFN Credit Company, LLC, a Delaware limited liability company (“WFNCC”), as registrant (the “Registrant”) in connection with the preparation of Amendment No. 1 to the Registration Statement on Form S-3, as amended (the “Registration Statement”) and the related base prospectus, dated as of the date hereof (the “Base Prospectus”) and the forms of prospectus supplement (together with the Base Prospectus, the “Prospectus”), filed by the Registrant with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), registering asset-backed notes (the “Notes”) to be issued pursuant to the Master Indenture, dated as of August 1, 2001, and as amended by the Omnibus Amendment, dated as of March 31, 2003, and Supplemental Indenture No. 1, dated as of August 13, 2003 (as amended, the “Master Indenture”), between World Financial Network Credit Card Master Note Trust (the “Note Trust”) and BNY Midwest Trust Company, as indenture trustee (the “Indenture Trustee”), as supplemented by a related Indenture Supplement (the “Indenture Supplement” and together with the Master Indenture, the “Indenture”), between the Note Trust and the Indenture Trustee, substantially in the form filed as Exhibit 4.4 to the Registration Statement . Unless otherwise defined herein, all capitalized terms used herein shall have the meanings assigned to them in the Indenture.
Our opinion is based on our examination of the Prospectus, the Indenture and such other documents, instruments and information as we considered necessary. Our opinion is also based on (i) the assumption that neither the Indenture Trustee nor any affiliate thereof will become either the servicer or the delegee of the servicer; (ii) the assumption that all agreements relating to the creation of the Note Trust and the issuance and sale of the Notes will remain in full force

June 11, 2007

and effect; (iii) the assumption that all agreements and documents required to be executed and delivered in connection with the issuance and sale of the Notes will be so executed and delivered by properly authorized persons in substantial conformity with the drafts thereof as described in the Prospectus and the transactions contemplated to occur under such agreements and documents in fact occur in accordance with the terms thereof; and (iv) currently applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated and proposed thereunder, current positions of the Internal Revenue Service (the “IRS”) contained in published Revenue Rulings and Revenue Procedures, current administrative positions of the IRS and existing judicial decisions. This opinion is subject to the explanations and qualifications set forth under the caption “Federal Income Tax Consequences” in the Base Prospectus and under the heading “Structural Summary — Tax Status” in the forms of prospectus supplement. No tax rulings will be sought from the IRS with respect to any of the matters discussed herein.
While the tax description does not purport to discuss all possible federal income tax ramifications of the purchase, ownership, and disposition of the Notes, particularly to U.S. purchasers subject to special rules under the Internal Revenue Code of 1986, as amended, based on the foregoing, as of the date hereof, we hereby adopt and confirm the statements set forth in the Base Prospectus under the heading “Federal Income Tax Consequences” and in the forms of prospectus supplement under the heading “Structural Summary — Tax Status”, which discusses the federal income tax consequences of the purchase, ownership and disposition of the Notes. There can be no assurance, however, that the tax conclusions presented therein will not be successfully challenged by the IRS, or significantly altered by new legislation, changes in IRS positions or judicial decisions, any of which challenges or alterations may be applied retroactively with respect to completed transactions. We express no opinion with respect to any series of Notes for which we do not act as counsel to you.
We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm under the heading “Federal Income Tax Consequences” in the Base Prospectus and under the heading “Structural Summary — Tax Status” in the forms of prospectus supplement, without admitting that we are “experts” within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit.

/s/ Mayer, Brown, Rowe & Maw LLP

MAYER, BROWN, ROWE & MAW LLP